                                                                    Exhibit 99.4


         REPORT AGGREGATING CERTAIN MONTHLY INFORMATION TO CERTIFICATEHOLDERS


1.       The amount of such distribution allocable to principal:


         POOL SERIES                               AMOUNT ALLOCABLE TO PRINCIPAL
         -----------                               -----------------------------
         1999-1 Fixed                                           $23,312,810.19
         1999-1 ARM                                             $35,394,123.95

         1999-2 Fixed                                           $16,060,028.35
         1999-2 ARM 1                                           $10,785,681.74
         1999-2 ARM 2                                            $1,960,404.48


2.       The amount of such distribution allocable to interest:


         POOL SERIES                               AMOUNT ALLOCABLE TO INTEREST
         -----------                               ----------------------------
         1999-1 Fixed                                           $18,966,010.14
         1999-1 ARM                                             $21,504,486.91

         1999-2 Fixed                                           $13,989,143.49
         1999-2 ARM 1                                            $9,315,802.76
         1999-2 ARM 2                                              $904,068.15


3. The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:


          POOL SERIES        INITIAL               INCREASES       BALANCE AT
          -----------    COLLATERALIZATION         ---------      JUNE 30, 2000
                         -----------------                        -------------
         1999-1 Fixed             --             $8,688,259.80    $8,688,259.80
         1999-1 ARM               --             $7,497,601.52    $7,497,601.52
                           ---------             -------------    -------------
         TOTAL                    --            $16,185,861.32   $16,185,861.32

         1999-2 Fixed             --             $5,822,603.40    $5,822,603.40
         1999-2 ARM 1             --             $2,466,460.19    $2,466,460.19
         1999-2 ARM 2             --               $244,034.16      $244,034.16
                           ---------               -----------      -----------
         TOTAL                    --             $8,533,097.75    $8,533,097.75


4.       Total amount of any insured payment included in the amount distributed:


         POOL SERIES                    AMOUNT
         -----------                    ------
         1999-1                            --
         1999-2                            --


5. The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at June 30, 2000):


         POOL SERIES                    AMOUNT
         -----------                    ------
         1999-1                            --
         1999-2                            --


6.       The amount of unreimbursed monthly advances and/or servicing advances:


         POOL SERIES                    UNREIMBURSED ADVANCES
         -----------                    ---------------------
         1999-1                               $3,279,297.48
         1999-2                               $2,200,479.11


7. The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior certificateholders:


         POOL SERIES                    AMOUNT
         -----------                    ------
         1999-1                            --
         1999-2                            --


8. The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:


         POOL SERIES                        AMOUNT
         -----------                        ------
         1999-1 Fixed                    $172,718,191.75
         1999-2 ARM                      $167,353,044.70

         1999-2 Fixed                    $216,551,629.71
         1999-2 ARM 1                    $143,933,731.94
         1999-2 ARM 2                     $13,539,595.52


9. The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:


            POOL SERIES            30-59 DAYS        60-89 DAYS      90+ DAYS
            -----------            ----------        ----------      --------
         1999-1 Fixed
         Principal Balance       $3,669,703.00      $383,184.76     $255,826.40
         Number of Loans                    63                8               6

         1999-1 ARM
         Principal Balance       $2,753,215.45      $238,149.70      101,244.84
         Number of Loans                    37                3               2

         1999-2 Fixed
         Principal Balance       $4,970,308.52      $619,683.37     $429,902.55
         Number of Loans                    62               10              11

         1999-2 ARM 1
         Principal Balance       $3,852,500.61      $635,394.77     $272,369.77
         Number of Loans                    45                9               4

         1999-2 ARM 2
         Principal Balance                  --               --              --
         Number of Loans                    --               --              --


10. The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:


            POOL SERIES           LOANS IN FORECLOSURE      LOANS IN BANKRUPTCY
            -----------           --------------------      -------------------
         1999-1 Fixed
         Principal Balance              $9,054,972.21              $356,718.57
         Number of Loans                          162                        9

         1999-1 ARM
         Principal Balance             $16,130,037.24              $596,176.88
         Number of Loans                          203                       10

         1999-2 Fixed
         Principal Balance              $8,748,915.94              $817,313.63
         Number of Loans                          140                       11

         1999-2 ARM 1
         Principal Balance             $11,572,968.54              $733,011.56
         Number of Loans                          143                        9

         1999-2 ARM 2
         Principal Balance              $1,307,043.85              $347,854.68
         Number of Loans                            5                        1


11.      The certificate principal balance of each Class of Certificate:


         POOL SERIES                   CERTIFICATE PRINCIPAL BALANCE
         -----------                   -----------------------------
         1999-1 Fixed                             $164,029,931.95
         1999-1 ARM                               $159,855,443.18

         1999-2 Fixed                             $210,729,026.31
         1999-2 ARM 1                             $141,467,271.75
         1999-2 ARM 2                              $13,295,561.36
